United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXHANGE ACT OF 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240. 14a-12

                             SHARPS COMPLIANCE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:____________
(2)  Aggregate number of securities to which transaction applies:_______________
(3) Per unit price or other underlying value of transaction computed pursuant to Exhange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) _______________________________
(4)  Proposed maximum aggregate value of transaction: __________________________
(5)  Total fee paid: ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:  __________________________________________________
(2)  Form, Schedule or Registration Statement No.:  ____________________________
(3)  Filing Party:  ____________________________________________________________
(4)  Date Filed: _______________________________________________________________

--------------------------------------------------------------------------------

SHARPS

October 6, 2006


Dear Stockholder:


On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Sharps Compliance Corp. The Annual Meeting will be held on Thursday, November 9, 2006 at 10:00 a.m. in the Great Room of the Hotel Derek, 2525 West Loop South, Houston, Texas, 77027. The formal Notice of the Annual Meeting is set forth in the enclosed materials.

This year, you are being asked to act upon the election of six (6) Directors. These matters are discussed in greater detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Regardless of the number of shares you own and whether or not you expect to be present at the meeting, please mark, sign, date, and promptly return the enclosed Proxy Card in the envelope provided. Returning the Proxy Card will not deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Burton J. Kunik
---------------------------
Dr. Burton J. Kunik
Chairman of the Board
Chief Executive Officer and
President

                             SHARPS COMPLIANCE CORP.
                           9350 Kirby Drive, Suite 300
                              Houston, Texas 77054

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 9, 2006

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Sharps Compliance Corp., a Delaware corporation (the "Company"), will be held on Thursday, November 9, 2006 at 10:00 a.m. in the Great Room of the Hotel Derek, 2525 West Loop South, Houston, Texas, 77027, for the purpose of considering and voting upon the following:

     1) the election of six directors to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors;

     2) such other business as properly may come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     The Board of Directors has fixed September 21, 2006 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the Annual Meeting.

         By Order of the Board of Directors

         /s/ David P. Tusa
         -------------------
         David P. Tusa
         Corporate Secretary

Houston, Texas
October 6, 2006

                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                             SHARPS COMPLIANCE CORP.
                           9350 Kirby Drive, Suite 300
                              Houston, Texas 77054
                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 9, 2006

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement (the "Proxy Statement") and the accompanying materials are furnished in connection with the solicitation of proxies by the Board of Directors of Sharps Compliance Corp., a Delaware corporation (the "Company"), on behalf of the Company, to be used at the Annual Meeting of Stockholders of the Company to be held on November 9, 2006 (the "Annual Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof.

     The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), to vote for or withhold voting for, (i) the nominees for election as directors of the Company set forth under the Proposals, and (ii) to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a stockholder's executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, the Proxies for the Common Stock will be voted by those persons named in the Proxies at the Annual Meeting FOR the election of the nominees specified under the caption "Election of Directors". If any other matters properly come before the Annual Meeting, the Proxies will vote upon such matters according to their judgment.

     The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to David P. Tusa, Corporate Secretary, Sharps Compliance Corp., at the Company's executive office, 9350 Kirby Drive, Suite 300, Houston, Texas 77054, at any time before the proxy is voted, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     All expenses of the Company in connection with the solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and their transfer agents for their reasonable out-of-pocket expense in forwarding such material.

     This Proxy Statement, Proxy Card and the Company's Annual Report covering the Company's fiscal year ended June 30, 2006, including audited financial statements, are being mailed to the stockholders of the Company on or about October 6, 2006.

     The date of this Proxy Statement is October 6, 2006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, including audited financial statements is being mailed to the shareholders concurrently with this Proxy Statement and enclosed with this Proxy Statement. In the event this Proxy Statement was delivered without a copy of such Annual Report, the Company will, upon written or verbal request, provide within one business day of such request without charge, a copy of such Annual Report (other than exhibits to such document, unless such exhibits are specifically incorporated by reference into such document). Requests should be directed to Sharps Compliance Corp., 9350 Kirby Drive, Suite 300, Houston, Texas 77054, Attention: David P. Tusa, Executive Vice President, Chief Financial Officer and Business Development, telephone (713) 660-3514. Alternatively, the Form 10-KSB and all other periodic filings are available on the Company's website at www.sharpsinc.com.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy reports, statements or other information that the Company files at the Commission's public reference rooms at 100 F. Street, NE, Washington, D.C., 20549. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a website at http://www.sec.gov where the Company's periodic filings and other information regarding the Company are available.

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Code of Ethics is available on the Company's website at www.sharpsinc.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     UHY LLP has been engaged by the Audit Committee of the Board of Directors of the Company as its independent registered public since January 8, 2002. Management expects that a representative of UHY LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

     The Company's independent registered public accountants have not directly or indirectly operated or supervised the Company's information system or local area network. Additionally, the Company's independent registered public accountants have not designed or implemented hardware or software used by the Company to prepare the Company's financial statement information.

                                   AUDIT FEES

     The aggregate fees and expenses billed to the Company by its independent registered public accountants for audit services including the quarterly reviews were $63,296 and $57,440 for the fiscal years ended June 30, 2006 and 2005, respectively.

                              AUDIT - RELATED FEES

     The aggregate fees and expenses billed to the Company by its independent registered public accountants for audit-related services were -0- for each of the fiscal years ended June 30, 2006 and 2005.

                                    TAX FEES

     The aggregate fees and expenses billed to the Company by its independent registered public accountants for tax related services were -0- for the fiscal years ended June 30, 2006 and 2005.

                                 ALL OTHER FEES

     There were no fees billed to the Company by its independent registered public accountants for other services for the fiscal years ended June 30, 2006 and 2005, respectively.

     All of the above noted services performed by the Company's independent registered public accountants were approved in compliance with the Company's Audit Committee Charter. All of the hours expended by the Company's independent public accountants during the audit engagements noted above were performed by the accounting firm's full-time permanent employees.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

     The Board has fixed the close of business on September 21, 2006 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on September 21, 2006, there were 10,551,310 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. Cumulative voting is not permitted by Common Stock shareholders of the Company.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date is necessary to constitute a quorum for transaction of business at the Annual Meeting. Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to elect directors, and the affirmative vote of a majority of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to decide any other questions brought before such meeting, unless the question is one upon which, by express provision of a statute or the certificate of incorporation of the Company, a different vote is required, in which case such express provision shall govern and control the decision in question. If a quorum is not present in person or by proxy, the Annual Meeting may be adjourned until a quorum is obtained.

     Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. Broker non-votes will be counted toward the calculation of a quorum but will have no effect on the voting outcome of a proposal.

Security Ownership of Management and Certain Beneficial Owners

     The following table and notes thereto set forth certain information with respect to the shares of Common Stock beneficially owned by, (i) each director and nominee for director of the Company, (ii) all executive officers of the Company, including those listed in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, as of the Record Date:

                                                                 Common Stock
                                ---------------------------------------------------------------------------
Name of Beneficial Owner                 Amount and Nature of                    Percent of Class
                                       Beneficial Ownership (1)               Owned Beneficially (2)
------------------------------  --------------------------------------  -----------------------------------
Directors:

  Dr. Burton J. Kunik                         2,902,000(3)                              20.36%

  Ramsay Gillman                                537,500(4)                               3.77%

  John R. Grow                                   80,000(5)                               0.56%

  Parris H. Holmes, Jr.                       1,470,348(6)                              10.31%

  F. Gardner Parker                             270,000(7)                               1.89%

  Philip C. Zerrillo                            325,000(8)                               2.28%

Officers:

  David P. Tusa                                 555,000(9)                               4.07%

  Michael D. Archer                            200,000(10)                               1.40%

  Mike L. Iske                                 110,000(11)                               0.77%

Others:

  John W. Dalton(12)                         1,620,000(13)                              11.36%

  Herb Schneider (14)                              800,000                               5.61%


  All executive officers and                 6,474,848(15)                              61.37%
  directors as a group
  (9 individuals)


     (1) Unless otherwise noted each of the persons named in the table has sole voting and investment power with respect to the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

     (2) The percentages indicated are based on outstanding stock options exercisable within 60 days for each individual and 10,551,300 shares of Common Stock issued and outstanding on the Record Date.

     (3) Included 330,000 shares that Dr. Kunik has the right to acquire upon the exercise of stock options.

     (4) Includes 165,000 shares that Mr. Gillman has the right to acquire upon the exercise of stock options.

     (5) Includes 80,000 shares that Mr. Grow has the right to acquire upon the exercise of stock options.

     (6) Includes 514,902 shares that Mr. Holmes has the right to acquire upon exercise of stock options.

     (7) Includes 220,000 shares that Mr. Parker has the right to acquire upon exercise of stock options.

     (8) Includes 280,000 shares that Mr. Zerrillo has the right to acquire upon the exercise of stock options.

     (9) Includes 555,000 shares that Mr. Tusa has the right to acquire upon the exercise of stock options. Under a divorce decree dated October 2004, Ms. Elaine K. Colvard has the right to require Mr. Tusa to exercise 177,500 of the above noted 555,000 stock options on her behalf.

     (10) Represents 200,000 shares that Mr. Archer has the right to acquire upon the exercise of stock options.

     (11) Represents 110,000 shares that Mr. Iske has the right to acquire upon the exercise of stock options.

     (12) Mr. Dalton's address is 2302 Fannin, Suite 550, Houston, TX 77002.

     (13) Includes 520,000 shares that Mr. Dalton has the right to acquire upon the exercise of stock options.

     (14) Mr.   Schneider's   address  is  4027  Sunridge  Road,  Pebble  Beach,
          California 93953.

     (15) Includes 2,454,902 shares that all directors and executive officers have the right to acquire upon the exercise of stock options.

                                     ITEM 1
                              ELECTION OF DIRECTORS

Nominees

     The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at six.

     The Company does not have a standing nominating committee as the nominating actions have been undertaken by the Board of Directors. The Board of Directors has nominated for director the individuals named below to be elected at the Annual Meeting. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the 2007 Annual Meeting or until their respective successors have been duly elected and qualified.

     The table below sets forth the names and ages of the nominees for director and the year each nominee first became a director of the Company. Each of the nominees is presently serving as a director of the Company. Biographical information on the nominees is set forth below under "Management."

                                                  Year first became a
          Name and Age                          Director of the Company
          ------------                          -----------------------
          Ramsay Gillman (62)                            2002
          John R. Grow (57)                              2005
          Parris H. Holmes, Jr. (62)                     1998
          Dr. Burton J. Kunik (68)                       1998
          F. Gardner Parker (64)                         2003
          Philip C. Zerrillo (48)                        1999

     Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. Although the Company does not anticipate that the above-named nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the shares of Common Stock represented at the Annual Meeting, such nominees will be elected as directors. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" the nominees.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                  ELECTION OF EACH OF THE INDIVIDUALS NOMINATED
                           FOR ELECTION AS DIRECTORS.

                                     ITEM 2
              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than that described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                   MANAGEMENT

     Set forth below is information with respect to each director and executive officer of the Company as of September 21, 2006. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

               Name                   Age                                  Position
-------------------------------     ------     ---------------------------------------------------------------
   Directors:
   Dr. Burton J. Kunik                68          Chairman of the Board, Chief Executive Officer and President

   Ramsay Gillman (1)                 62          Director

   John R. Grow (3)                   57          Director

   Parris H. Holmes, Jr. (1)(3)       62          Director

   F. Gardner Parker (2)(3)           64          Director

   Philip C. Zerrillo (2)             48          Director

   Officers:
   David P. Tusa                      46          Executive Vice President, CFO & Business Development

   Michael D. Archer                  60          Senior Vice President of Sales and Marketing

   Mark L. Iske                       42          Senior Vice President of Operations

     (1)  Member of the Compensation Committee
     (2)  Member of the Audit Committee
     (3)  Member of the Acquisition Committee

     The following is a description of the biographies of the Company's executive officers, directors and nominees for director which details their business experience for the past five years.

     Dr. Burton J. Kunik has been a director, Chairman of the Board, Chief Executive Officer and President of the Company since July 1998. He founded Sharps Compliance, Inc., now a wholly owned subsidiary of the Company, in May 1994 and has served as a director and Chief Executive Officer of Sharps Compliance, Inc. since that time. Dr. Kunik has 24 years of experience as an endodontist, including management experience of three successful start-up companies in the medical waste and insurance industries. Previously, Dr. Kunik spent five years with 3CI Complete Compliance Corporation, which he co-founded. Its successor, American 3CI currently is engaged in the business of medical waste services in the southeastern and southwestern United States. Other previous business experience includes management roles in real estate, oil and gas, cattle ranching and the travel industry. Dr. Kunik has been very active in the medical waste industry for ten years. He served as Chairman of the Medical Waste Institute in 1992 and has served on the board of the Environmental Industry Association.

     Ramsay Gillman has served as a director of the Company since July 2002. He also served as the Director of the South Texas region for the National Automobile Dealers Association (NADA) from 1989 through 1999 and was elected President of NADA in 1997. Currently, Mr. Gillman serves as a Trustee for the NADA Charitable Foundation and for the NADA Dealers Election Action Committee. He has also served as President of the Houston Automobile Dealer's Association, Vice President of the Texas Automobile Dealer's Association and was appointed Vice Chairman of the Texas Motor Vehicle Commission from 1984 through 1987 by the then Governor of Texas.

     John R. Grow has served as a director of the Company since September 2005. Mr. Grow was one of the founding members (1990) and President of Accredo Health, Inc., a provider of specialty biopharmaceuticals and services. Under his leadership, Accredo grew to a $1.5 billion company since going public in 1999 until his retirement in 2004. Prior to his career with Accredo Health, Mr. Grow was a Vice President with Caremark Homecare (home infusion services) from 1984 through 1988 and American Hospital Supply (medical surgical manufacturing and distribution) from 1973 through 1984. Mr. Grow is currently a private investor and also involved in various charitable organizations.

     Parris H. Holmes, Jr. has been a director of the Company since July 1998. He previously served on the Company's Board of Directors from March 1992 until April 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corporation from May 1996 to June 2004. Mr. Holmes served as both Chairman of the Board and Chief Executive Officer of USLD Communications Corp., formerly U.S. Long Distance Corp. ("USLD"), from September 1986 until August 1996, and served as Chairman of the Board of USLD until June 2, 1997. Prior to March 1993, Mr. Holmes also served as President of USLD. Mr. Holmes was a member of the Board of Directors of Princeton eCom Corporation ("Princeton"), a leading provider of electronic bill presentment and payment services, from September 1998 until March 2004. Mr. Holmes served on the Board of Tanisys Technology Inc., but resigned as Chairman of the Board and a Board member in January 2002.

     F. Gardner Parker has been a director of the Company since February 2003. Mr. Parker has served on the board of directors of six other public companies, including: Camden Property Trust, Crown Resources Corporation, Blue Dolphin Energy Company, Pinnacle Oil & Gas, Hercules Offshore, and Carrizo Oil & Gas. Mr. Parker also serves as a director of the following private companies: Gillman Automobile Dealerships, Net Near U Communications, MCS Technologies, Camp Longhorn, Inc., nii communications, inc., Sherwood Healthcare Inc., Overpar, Inc., Norton Ditto, Butler Online, and Arena Power. Mr. Parker was previously with Ernst & Ernst (now Ernst &Young LLP) for 14 years, seven of which he served as a partner.

     Philip C. Zerrillo, Ph.D., has been a director of the Company since September 1999. Dr. Zerrillo served, from 1999 - 2004, as Associate Dean and Executive Director of the Executive Education program at the University of Texas in Austin. Dr. Zerrillo has also served, from 2000 - 2002, as the Graduate

Business Dean at the University of Texas in Austin. He is a visiting professor at several universities, including Thammasat University (Thailand), Hebrew University (Israel), IMADEC University (Austria), Helsinki School of Economics (Singapore) and Northwestern University's J.L. Kellogg Graduate School of Management. Dr. Zerrillo is also the author of numerous published articles in the fields of distribution channel management and business system innovation. Dr. Zerrillo is currently a Lecturer at the Goizueta School of Business (Emory University) in Atlanta, Georgia.

     David P. Tusa, CPA, Executive Vice President, Chief Financial Officer and Business Development joined the Company in February 2003. Mr. Tusa was the Executive Vice President, Chief Financial Officer of New Century Equity Holdings Corp. (formerly known as Billings Concepts Corp.) from August 1999 until June 2004. Prior to New Century, Mr. Tusa was Executive Vice President and Chief Financial Officer of U.S. Legal Support, a provider of litigation support services, during the period from September 1997 to August 1999. Mr. Tusa also served as Senior Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held provider of specialty services to industrial customers in multiple industries, from April 1994 through August 1997. Additionally, Mr. Tusa was with CRSS, Inc., a publicly-held diversified services company from May 1990 through April 1994. Mr. Tusa served on the Board of Directors of Tanisys Technology, Inc., a developer and marketer of semiconductor testing equipment from August 2001 to March 2003. Mr. Tusa served as a member of the Board of Directors of Princeton eCom, a leading application service provider for electronic and Internet bill presentment and payment solutions from December 2001 to June 2002. Mr. Tusa served as an Advisor to the Board of Directors of the Company from October 2001 to February 2003.

     Michael D. Archer, Senior Vice President of Sales and Marketing joined the Company in July 2003. Mr. Archer was previously the Vice President of Sales and Marketing of Tartan Textile Services from 2001 to 2003. Mr. Archer was the Vice President of Sales and Marketing for Heartland Information Services from 2000 to 2001 and Vice President of Sales and Marketing for Stericycle during 1999 and 2000. Additionally, Mr. Archer was a Director of Sales and Marketing for the Healthcare division of Browning Ferris Industries from 1995 to 1999.

     Mark L. Iske, Vice President of Operations joined the Company in January 2003. Mr. Iske was previously Vice President of International Operations of Lukens Medical Corp. from 1989 until 1995. Subsequent to Lukens Medical Corp., Mr. Iske was Vice President of Operations for Futura Medical Corp. until 2002. Mr. Iske was promoted to Senior Vice President of Operations of the Company in February 25, 2005.

                   COMMITTEES, MEETINGS AND BOARD COMPENSATION

     Audit Committee Report. The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable standards of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. Messrs. Zerrillo and Parker are the current members of the Audit Committee, with Dr. Zerrillo serving as the Chairman. The Company's Board has determined that Mr. Parker is an independent director who, in light of his experience detailed above, qualifies as an audit committee financial expert, as that term is defined in Item 401(e) of Regulation S-B under the Securities Act of 1933, as amended. The Audit Committee is responsible for pre-approving all services provided by the Company's independent registered public accounting firm, UHY LLP ("UHY").

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, UHY, is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards and of the effectiveness of the Company's internal controls over financial reporting. In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards
(SAS) No. 61, Communication with Audit Committees, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, as amended and currently in effect. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the registered public accounting firm its independence.

     In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and UHY to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

     The Audit Committee: F. Gardner Parker and Philip C. Zerrillo.

     Compensation Committee. The Compensation Committee has furnished the following report on the Company's executive compensation policies. This report describes the Compensation Committee's policies applicable to the compensation of the Company's Executive Officers and provides specific information regarding the compensation of the Company's CEO. The information contained in this "Compensation Committee Report on Executive Compensation" shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee currently is comprised of two outside Directors, Messrs. Gillman and Holmes, and administers and oversees all aspects of the Company's Executive Compensation Policy and reports its determinations to the Board of Directors. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of the Company's compensation policies. The
Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

     Compensation Philosophy. The Company's executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company's business, to offer executives appropriate incentives for accomplishment of the Company's business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value.

     Elements of Compensation. The key elements of the Company's executive compensation are base salary, annual incentive and long-term incentive. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive's total compensation package.

     Base Salary. Base salaries for executives are determined initially by evaluating the executive's level of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers and vendors and demonstrating leadership abilities among co-workers.

     Annual Incentive. Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include Company performance versus expectations, as well as individual accomplishments. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's performance versus expectations and individual accomplishments require subjectivity on the part of the Committee when determining incentive payments.

     Long-Term Incentive. The Company's long-term compensation philosophy provides that long-term incentives should relate to improvement in stockholder value, thereby creating a mutuality of interests between executives and stockholders. Additionally, the Compensation Committee believes that the long-term security of executives is critical for the perpetuation of the Company. Long-term incentives are provided to executives through the Company's 1993 Stock Plan, in the form of stock options and restricted stock awards.

     Stock Options. Stock options generally are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the price of the Common Stock appreciates after the date the options are granted. The design focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company. The Compensation Committee met twice time during the fiscal year ended June 30, 2006.

     The   Board   of   Directors   accepted   the   Compensation    Committee's
recommendations related to future employee stock options grants established on June 28, 2005.

     No further annual employee stock option grants will be approved by the Compensation Committee of the Board of Directors until the achievement, by the Company, of the following financial results: (i) fiscal year revenue of $12.5 million or higher and (ii) fiscal year earnings of $1.0 million or higher.

     Should the Company achieve only one of the above goals, then stock option grants up to 1.5% of the outstanding common shares of the Company may be authorized by the Compensation Committee of the Board of Directors. Should the Company achieve both of the above noted goals, then the Compensation Committee of the Board of Directors may authorize the issuance of employee stock options, at its sole discretion, and consistent with the Company and the individual employee performance.

     The above does not apply to new employee stock option grants. The above is also subject to the further policies and discretion of the Compensation Committee of the Board of Directors.

     On June 20, 2006, the Company's Board of Directors approved the accelerated vesting of unvested stock options previously awarded to employees, officers, and directors as of June 30, 2006 in light of new accounting regulations that took effect on July 1, 2006 (see second paragraph below). The Board took the action with the belief that it is in the best interest of stockholders, as it will reduce the Company's reported compensation expense in future periods.

     As a result of the vesting acceleration, options to purchase 757,696 shares of Company common stock, which would otherwise have vested over the next one to three years, become exercisable effective June 30, 2006. Based upon the closing stock price of the Company's common stock on June 30, 2006 of $0.85 per share, fifty-two percent (52%), or 391,028, of the total accelerated common stock options are "in-the-money" and have exercise prices ranging from $0.52 to $0.84 per share. Thirty percent (30%), or 226,666, of the total accelerated stock options have an exercise price of $0.85 per share. Eighteen percent (18%), or
140,001,   of  the  total   accelerated  stock  options  are  "under  water"  or
"out-of-the-money"  and have  exercise  prices  ranging  from $0.86 to $1.15 per share. Of the accelerated options, 328,408 options are held by executive officers (of which 161,741 are "in-the-money"), 246,774 options are held by non-employee directors (of which 133,441 are "in-the-money"), and 182,514 options are held by other employees (of which 95,846 are "in-the- money"). In addition to the above, the vesting of annual grants to non-employee directors totaling 260,000 stock options, granted on June 28, 2006, was also accelerated.

     Under the recently issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"), the Company would be required to apply the expense recognition provisions beginning July 1, 2006. As a result of the acceleration, the Company eliminated future stock option expense of approximately $232,000 in fiscal 2007, $132,000 in fiscal 2008, and $55,000 in fiscal 2009 on a pre-tax basis, based upon the Company's value calculations using the Black-Scholes methodology. The acceleration resulted in the recording of non-cash compensation expense of $11,036 in the quarter ending June 30, 2006.

     The Compensation Committee: Ramsay Gillman and Parris H. Holmes, Jr.

     Acquisition Committee. The Acquisition Committee reviews the Company's acquisition strategy and candidates as presented by the Company's senior management. As part of the process, the Acquisition Committee also reviews and provides guidance with respect to negotiations, letters of intent and final transaction terms and conditions. The Acquisition Committee also approves acquisition transactions and makes formal recommendations to the Board of Directors. The Acquisition Committee met one (1) time during the year ended June 30, 2006.

     The Acquisition Committee: John R. Grow, Parris H. Holmes Jr. and F. Gardner Parker.

     The Board does not have a nominating committee. However, all of our directors participate in the consideration of director nominees. Candidates may come to the board's attention through current directors, management, shareholders or other persons. Candidates are evaluated at regular or special meetings of the board and may be considered at any point during the year. The Board may take such measures that it considers appropriate in connect with its evaluation of a candidate, including interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the board of management.

     Board of Director and Committee  Meetings.  The Board of Directors met five
(5) times during the fiscal year ended June 30, 2006. During the fiscal year, each of the directors of the Company attended at least 75% of the aggregate meetings the Board of Directors and committees of which such director was a member. All of the members of the Board of Directors attended last year's annual meeting.

                            COMPENSATION OF DIRECTORS

     Meeting Fees. The Company does not pay cash compensation to its Directors. The Company does reimburse its directors for travel and out-of-pocket expenses incurred in conjunction with attending Board meetings.

     Stock Options. Beginning June 2004, the Company grants annual stock options to its non-employee Directors under the Company's 1993 Stock Plan as follows:

     o    30,000 stock options to each non-employee Director;
     o    an  additional  20,000  stock  options  to the  Chairman  of the Audit
          Committee;
     o an additional 10,000 stock options to the Chairman of the Compensation Committee; and
     o an additional 10,000 stock options to the other Audit Committee members.
     o    an  additional  10,000  stock  options to  members of the  Acquisition
          Committee

     In accordance with the policy, 260,000 stock options, with an exercise price of $0.85, were granted on June 28, 2006 to the five non-employee Directors. This grant represents compensation for director services to be performed over the fiscal year 2007.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President of Sales and Marketing and Senior Vice President of Operations for fiscal year 2006.

                           Summary Compensation Table
                                                                         Long -Term
                                                                        Compensation
                                                                  -------------------------
                             Annual Compensation                   Restricted  Securities      All
  Name and Principal  Fiscal ---------------------  Other Annual     Stock     Underlying     Other
       Position        Year  Salary ($)  Bonus ($) Compensation($)  Awards($)   Options(#)    Comp($)
--------------------  ------ ----------- --------- --------------- ----------  ------------  ---------
Dr. Burton J. Kunik    2006    $200,000      -          $26,557(1)     -           -           -
Chairman of the        2005    $200,000    $20,000      $29,188(2)     -           -           -
 Board, President      2004    $200,000      -          $27,988(3)     -           -           -
 and Chief
 Executive Officer


David P. Tusa          2006    $246,644     $5,000       $7,560(4)     -            50,000     -
Exec.Vice              2005    $225,000      -           $4,302(4)     -           150,000     -
 President,CFO         2004    $173,750      -           -             -           150,000     -
& Business
 Development


Michael D. Archer      2006    $175,000      -           $9,240(4)     -           -           -
Sr. Vice President     2005    $150,000      -          $10,680(4)     -            50,000     -
Sales and Marketing    2004      -           -           $9,402(4)     -           150,000     -


Mark Iske              2006    $120,000      -           $9,240(4)     -            50,000     -
Sr. Vice President     2005    $106,904      -           $2,310(4)     -            35,000     -
Operations             2004     $92,500      -           -             -           -           -


     (1) Amount represents $15,217 in Company paid medical-related insurance premiums and $11,340 in Company paid vehicle-related expenses.
     (2) Amount represents $15,948 in Company paid medical-related insurance premiums and $13,240 in Company paid vehicle-related expenses.
     (3) Amount represents $19,440 in Company paid medical-related insurance premiums and $8,548 in Company paid vehicle-related expenses.
     (4)  Amount represents Company paid medical-related insurance premiums.

                       STOCK OPTION GRANTS IN FISCAL 2006

     The following table provides certain information related to options granted to the named executive officers during fiscal 2006 pursuant to the 1993 Stock Plan. The Company has never granted stock appreciation rights.

                                   Individual Grants
                 -----------------------------------------------------
                   Number of Securities     % of Total Options Granted
                    Underlying Options           to Employees in         Exercise or Base    Expiration
    Name                Granted (#)                Fiscal 2006             Price ($/Sh)         Date
--------------   -----------------------    --------------------------   -----------------  ---------------

David P. Tusa           50,000(1)                      48.3%                  $0.60(2)      August 22, 2012

     (1) Granted in connection with revised employment agreement effective August 19, 2005 (options are 100% vested as of June 30, 2006).
     (2)  Closing market price per share on date of grant (August 22, 2005).

                      EQUITY COMPENSATION PLAN INFORMATION

     The shareholders of the Company having previously approved the 1993 Stock Plan (as amended), authorizing 3,500,000 shares for issuance under the Plan. The following table provides aggregate information as of June 30, 2006 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.


                                                                                     Number of securities
                                     Number of securities                             remaining available
                                              to                                              for
                                        be issued upon                               future issuance under
                                           exercise            Weighted average       equity compensation
                                        of outstanding             exercise            plans (excluding
                                           options,          price of outstanding   securities reflected in
                                         and warrants        options, and warrants       first column)
Plan Category
Equity compensations plans               3,066,390                  $0.92                  315,444
Approved by security
Holders
Equity compensation plans                                                                     -
Not approved by                            637,500                  $0.76
Security holders
---------------------------------- ------------------------ ---------------------- ----------------------
Total                                    3,703,890                  $0.89                  315,444

                   AGGREGATED OPTION EXERCISES IN FISCAL 2006
                        AND FISCAL YEAR-END OPTION VALUES

     There were no option exercises by the named executive officers during the 2006 fiscal year. The following table provides the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                        Shares                          Number of Securities            Value of Unexercised
                       Acquired                        Underlying Unexercised               In-the-Money
                         Upon                             Options at FY End            Options at FY End($)(1)
                        Option        Value        -----------------------------    ----------------------------
       Name            Exercise    Realized($)     Exercisable     Unexercisable    Exercisable    Unexercisable
------------------    ---------    -----------     -----------    --------------    -----------    -------------

Dr. Burton J. Kunik       -            N/A            330,000            -             $24,400           -

David P. Tusa             -            N/A          555,000(2)           -             $14,000           -

Michael Archer            -            N/A            200,000            -              $8,500           -

Mark Iske                 -            N/A            110,000            -              $5,100           -

     (1) Market value of the underlying securities as determined by reference to the closing price of the Common Stock on the NASD OTC Bulletin Board on June 30, 2006 ($0.85) minus the exercise price.
     (2) Under a divorce decree dated October 2004, Ms. Elaine K. Colvard has the right to require Mr. Tusa to exercise 177,500 of the above noted 555,000 stock options on her behalf.

                             EMPLOYEE BENEFIT PLANS

Sharps Compliance Corp. 1993 Stock Plan

     General. Effective November 16, 1993, the stockholders of the Company approved the Stock Plan. Under the Stock Plan, (a) employees of the Company and any subsidiary of the Company may be awarded incentive stock options ("ISOs"), as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) employees, consultants and affiliates or any other person or entity, as determined by the Administrator to be in the best interests of the Company, may be granted (i) stock options which do not qualify as ISOs ("Non-qualified Options"), (ii) awards of stock in the Company ("Awards"), (iii) stock appreciation rights ("SARs") in conjunction with, or independently of, options granted thereunder, (iv) performance awards in the form of units ("Units") representing phantom shares of stock, (v) non-employee director options and (vi) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs and Non-qualified Options are collectively referred to as "Options," and together with Awards, SARs, Units, Purchases and non-employee director options are collectively referred to as "Stock Rights."

     Shares Subject to the Stock Plan. The Stock Plan currently authorizes the issuance of up to 3,500,000 shares. At September 21, 2006, options to purchase
3,036,390 shares had been granted under the Stock Plan. If any Stock Right granted under the Stock Plan terminates, expires or is surrendered, new Stock Rights may thereafter be granted covering such shares.

     Administration. The Stock Plan is administered by the Board of Directors (the "Administrator"). Subject to the terms of the Stock Plan, the Administrator has the authority to determine the persons to whom Stock Rights (except non-employee director options) shall be granted, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, whether each option granted shall be an ISO or a Non-qualified Option, whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any. The interpretation or construction by the Administrator of the Stock Plan or with respect to any Stock Rights granted thereunder shall, unless otherwise determined by the Board of Directors, be final. The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of the fair market value with respect to any ISO issued to a holder of 10% or more of the Company's shares. There is no price requirement for Non-qualified Stock Options. In no event may the aggregate fair market value (determined on the date of the grant of an ISO) of Common Stock for which ISOs granted to any employee under the Stock Plan are exercisable for the first time by such employee during any calendar year exceed $100,000. The Stock Plan further directs the Administrator to set forth provisions in Option agreements regarding the exercise and expiration of Options according to stated criteria. The Administrator oversees the methods of exercise of Options, with attention being given to compliance with appropriate securities laws and regulations. The Stock Plan permits the use of already owned Common Stock as payment for the exercise price of Stock Rights.

     Eligibility for Granting of Stock Rights. ISOs may be granted under the Stock Plan only to employees of the Company. Non-qualified Options, SARs and Units may be granted to any officer, employee, consultant or affiliate of the Company, or any other person or entity, as determined by the Administrator to be in the best interests of the Company.

     Awards. Restricted stock awards may be granted under the Stock Plan at the discretion of the Administrator. The grantee purchases the number of shares subject to the Award, usually for a nominal price such as the par value. The shares, however, are held in escrow and may not be sold until they are vested in accordance with the terms of the grant, such as continued employment for a specific period of time, accomplishment by the Company of certain goals, or a combination of criteria. Upon termination of the Award, all unvested shares are repurchased by the Company for the same nominal purchase price originally paid for the stock. As of September 21, 2006, the Company had not granted any Awards under the Stock Plan.

     Stock Appreciation Rights. Options (except non-employee director options) granted under the Stock Plan may be granted in tandem with SARs ("tandem SARs") or independently of and not in tandem with an Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as specified in the grant. Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-qualified Option may be granted either at or after the time such Option is granted. As of September 21, 2006, the Company had not granted any SARs under the Stock Plan.

     A tandem SAR is the right of an optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value per share on the date which such SAR is exercised over the option price per share as provided in the related underlying Option. A tandem SAR granted with an Option shall pertain to, and be exercised only in conjunction with, the related underlying Option granted under the Stock Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The tandem SAR shall become either fully or partially non-exercisable and shall then be fully or partially unexercisable and fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised, and vice versa.

     A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any Options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any Option.

     Units. The Stock Plan provides that performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right, except that such Units shall not be granted in tandem with ISOs. Units granted shall be based on various performance factors and have such other terms and conditions at the discretion of the Administrator. As of September 21, 2006, the Company had not granted any Units under the Stock Plan.

     Termination and Amendment of the Stock Plan. The Board of Directors may terminate or amend the Stock Plan in any respect or at any time, except that no amendment requiring stockholder approval under the provisions of the Code and related regulations relating to ISOs or under Rule16b-3 will be effective without approval of stockholders as required and within the times set by such rules.

                              EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Dr. Burton J. Kunik on December 11, 2002 and (effective January 1, 2003). This agreement provided for a two-year term, unless terminated as provided therein, an annual salary of $200,000 and an incentive bonus at the discretion of the Compensation Committee. In conjunction with the execution of the Agreement in December 2002, Mr. Kunik received a cash bonus in the amount of $80,000. The Company entered into a new employment agreement with Dr. Kunik on November 29, 2004 (effective December 1,
2004). This agreement superseded the agreement dated December 11, 2002 noted above. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $200,000 and an incentive bonus at the discretion of the Compensation Committee.

     The employment agreement with Dr. Kunik provides that if he is terminated without "cause" (as defined in the employment agreement) he shall continue to be paid by the Company at his then effective base salary for a full twelve (12) month period. Additionally, any outstanding stock options held by Dr. Kunik would become fully vested and exercisable.

     The employment agreement with Dr. Kunik also provides that if, at any time within twenty-four (24) months of a change of control (as defined in the employment agreement), the employee ceases to be an employee by reason of, (i) termination by the employer without "cause" (as defined in the employment agreement) or (ii) voluntary termination by the employee for "good reason" (as defined in the employment agreement), Dr. Kunik would be entitled to, at his sole option, to either (i) his then effective base salary through the remaining term of the employment agreement or (ii) a lump-sum payment equal to his then effective base salary for a twenty-four (24) month period. Additionally, any outstanding stock options held by Dr. Kunik would become fully vested and exercisable.

     The Company entered into an employment agreement with its Executive Vice President and Chief Financial Officer and Business Development, David P. Tusa, on July 14, 2003. The employment agreement was amended effective June 21, 2004 to reflect an increase in the annual base salary to $225,000. The agreement expires one year from its effective date, subject to automatic annual extensions, unless the Company notifies employee of its intent to terminate the employment agreement at least thirty (30) days prior to the anniversary date. The employment agreement automatically renewed on July 14, 2004 and 2005. The employment agreement further provides that if the Company terminates the employment without cause during the term, Mr. Tusa would be entitled to twelve month's salary, plus a pro-rata portion of any earned bonus. Additionally, Mr. Tusa would be entitled to continuation of benefits until the earlier of the end of the severance period or employment with another organization. Mr. Tusa is also entitled to participate in a Board of Director approved incentive compensation plan.

     On August 19, 2005, the Compensation Committee of the Board of Directors approved a change in the compensation and employment arrangement of the Company's Chief Financial Officer, David P. Tusa, as follows, (i) increase in the annual base salary from $225,000 to $250,000, (ii) cash bonus of $25,000,
(iii) cash bonus of $20,000 to be paid on June 30, 2007 (assuming Mr. Tusa remains in the employment of the Company through June 30, 2007), (iv) additional cash bonus of, (a) $5,000 should the Company generate $13.0 million in billings for the year ended June 30, 2007, (b) $10,000 should the Company generate $13.5 million in billings for the year ended June 30, 2007, or (c) $15,000 should the Company generate $14.0 million in billings for the year ended June 30, 2007 (assuming Mr. Tusa remains in the employment of the Company through June 30, 2007), (v) grant of 50,000 options to purchase the Company's common stock (issued under the Company's 1993 Stock Plan), vesting 100% at June 30, 2007 with a strike price consistent with the ending market price on date of grant ($0.60 per share) on August 22, 2005 and (vi) change in title from Senior Vice President and Chief Financial Officer to Executive Vice President, Chief Financial Officer and Business Development.

     The Company entered into an employment agreement with its Senior Vice President of Sales and Marketing, Michael D. Archer on July 14, 2003. On June 28, 2005, Mr. Archer's base salary was increased to $175,000. The agreement expires one year from its effective date, subject to automatic annual extensions, unless the Company notifies employee of its intent to terminate the employment agreement at least thirty (30) days prior to the anniversary date. The employment agreement automatically renewed on July 14, 2004 and 2005. The employment agreement further provides that if the Company terminates the employment without cause during the term, Mr. Archer would be entitled to six month's salary, plus a pro-rata portion of any earned bonus. Additionally, Mr. Archer would be entitled to continuation of benefits until the earlier of the end of the severance period or employment with another organization. Mr. Archer is also entitled to participate in a Board of Director approved incentive compensation plan.

     The Company entered into an employment agreement its Senior Vice President of Operations, Mark L. Iske, on February 25, 2005. The agreement provides for an annual salary of $120,000. On June 23, 2006, Mr. Iske's base salary was increased to $150,000, effective August 1, 2006. The agreement expires one year from its effective date, subject to automatic annual extensions, unless the Company notifies employee of its intent to terminate the employment agreement at least thirty (30) days prior to the anniversary date. The employment agreement further provides that if the Company terminates the employment without cause during the term, Mr. Iske would be entitled to six month's salary, plus a pro-rata portion of any earned bonus. Additionally, Mr. Iske would be entitled to continuation of benefits until the earlier of the end of the severance period or employment with another organization. Mr. Iske is also entitled to participate in a Board of Director approved incentive compensation plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Burton J. Kunik, a director of the Company and nominee for election as a director of the Company, Chairman of the Board, Chief Executive Officer and President of the Company, owns 2,572,000 shares of Common Stock of the Company and holds options to acquire 330,000 additional shares of Common Stock of the Company. Parris H. Holmes, Jr., a director of the Company, a nominee for election as a director of the Company beneficially owns 955,446 shares of Common Stock of the Company and beneficially holds options to acquire 514,902 additional shares of Common Stock of the Company. John W. Dalton owns 1,100,000 shares of Common Stock of the Company and holds options to acquire 520,000 additional shares of Common Stock of the Company.

                             SECTION 16(a) REPORTING

     Paragraph 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's  knowledge,  based solely on a review of the copies of the
Section 16(a) reports furnished to the Company during the fiscal year ended June 30, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

                 STOCKHOLDERS' PROPOSALS FOR 2006 ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") at the Annual Meeting of Stockholders to be held in 2007 must be received by the Company, addressed to the Corporate Secretary of the Company at 9350 Kirby Drive, Suite 300, Houston, Texas 77054, by June 13, 2007 to be considered for inclusion in the Company's


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

proxy statement and form of proxy related to such meeting. After June 13, 2007, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2007 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Individuals may communicate with our Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company's Corporate Secretary, Sharps Compliance Corp., 9350 Kirby Drive, Suite 300, Houston, Texas 77054. All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate director or directors for review.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of preparing, assembling and mailing this proxy-soliciting material is paid by the Company. In addition to solicitation by mail, the Company's directors, officers and employees may solicit proxies by telephone or other means of communication. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record, for the forwarding of solicitation materials to be beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     By order of the Board of Directors

                                     /s/ David P. Tusa
                                     ----------------------------------
                                     David P. Tusa
                                     Corporate Secretary

Houston, Texas
October 6, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE.


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